                                                           Exhibit 3.15


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 06/06/1991
                                                          911575264 - 2064875




                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GAF REAL ESTATE COMPANY, INC.

                        Pursuant to Sections 228 and 242
                         of the General Corporation Law
                            of the State of Delaware

            Stephen A. Block, Senior Vice President of GAF Real Estate Company, Inc. (the "Corporation"), does hereby certify as follows:

            1. The Certificate of Incorporation of the Corporation was originally filed in the Office of the Secretary of State of the State of Delaware on the 24th day of June, 1985 under the name Mayfair Investments, Inc.

            2. The Corporation elects, pursuant to Section 242 of the General Corporation Law of the State of Delaware, to amend article "FIRST" of the Certificate of Incorporation to read in its entirety as follows:

                  "FIRST: The name of the Corporation is ISP Real Estate Company, Inc."

            3. Such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the written consent, in accordance with the provisions of Section 228 of such statute, of the holder of all outstanding stock entitled to vote thereon.

            IN WITNESS WHEREOF, the Corporation has duly caused this Certificate of Amendment to be executed on its behalf by its Senior Vice President and attested by its Assistant Secretary, this 28th day of May, 1991.

                                        GAF REAL ESTATE COMPANY, INC.


                                        By: /s/ Stephen A. Block
                                           ---------------------------------
                                           Stephen A. Block
                                           Senior Vice President



Attest:


/s/ Deborah D. Lawson
-------------------------
Deborah D. Lawson
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                         CERTIFICATE OF INCORPORATION OF

                            MAYFAIR INVESTMENTS, INC.

                                   * * * * * *

                            UNDER SECTION 242 OF THE

                             GENERAL CORPORATION LAW

            The undersigned, being the Vice President and Secretary of MAYFAIR INVESTMENTS, INC., do hereby certify and set forth:

            1. The name of the Corporation is MAYFAIR INVESTMENTS, INC.

            2. The Certificate of Incorporation of the Corporation was filed by the Secretary of State of Delaware on June 24, 1985.

            3. Section 4 of said Certificate of Incorporation is hereby amended to read, in its entirety, as follows:

                  "4. The total number of shares of stock which the Corporation shall have the authority to issue is:

                        a. One Thousand (1,000) shares of Common Stock, par
                  value $1.00 per share. No holder of Common Stock shall have any preemptive right of subscription to any share of any class of stock or other securities of the Corporation, whether now or hereafter authorized or issued. Holders of such shares shall be entitled to one vote per share on all matters upon which stockholders are entitled to vote.

                        (b) One Thousand (1,000) shares of Preferred Stock, no
                  par value. No holder of Preferred Stock shall have any preemptive right of subscription to any share of any class of stock or securities of the Corporation, whether now or hereafter authorized or issued. The Preferred Stock, no par value, may be issued in one or more series, from time to time, with such designations, preferences and relative participating, option or other special rights and qualifications, limitations or restrictions thereon as may be provided in a resolution or resolutions adopted by the Board of Directors of the Corporation. The authority of the Board of Directors of the Corporation includes, but is not limited to, the determination or fixing of the following with respect to the shares of each series of such Preferred Stock, no par value, viz., (i) the number of shares and designation; (ii) the dividend rate and whether the dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and provisions applying; (iv) whether there shall be a sinking fund and, if so, the terms and provisions applying; (v) whether the shares should be convertible and, if so, the terms and provisions applying; (vi) rights on liquidation; (vii) what, if any, restrictions on payment of dividends on other classes of stock shall apply; (viii) what voting rights are to apply; and (ix) any other rights, preferences and limitations. The Corporation may from time to time issue and dispose of any of the authorized and unissued shares of Preferred Stock, no par value, for such consideration as may be fixed from time to time by the Board of Directors without action by the stockholders."

            4. This amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of The General Corporation Law by a consent in writing, dated December 4, 1985, signed by the holder of all the outstanding shares of stock entitled to vote thereon as provided by Section 228 of The General Corporation Law.

            IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate this 4th day of December, 1985.


                                     /s/ illegible
                                    ------------------------------------
                                    Vice President



                           Attest:   /s/ illegible
                                    ------------------------------------
                                    Secretary

                               AGREEMENT OF MERGER

                                       OF

                          GAF REAL ESTATE COMPANY, INC.
                            (A DELAWARE CORPORATION)

                                       AND

                            MAYFAIR INVESTMENTS, INC.
                            (A DELAWARE CORPORATION)

            AGREEMENT OF MERGER dated November 30, 1988, by GAF REAL ESTATE COMPANY, INC., a corporation of the State of Delaware, and MAYFAIR INVESTMENTS, INC., a corporation of the State of Delaware.

                                   WITNESSETH

            WHEREAS, GAF REAL ESTATE COMPANY, INC. is a corporation of the State of Delaware with its registered office therein located at 229 South State Street, City of Dover, County of Kent; and

            WHEREAS, the total number of shares of stock which GAF REAL ESTATE COMPANY, INC. has authority to issue is 1,000 shares of Common Stock, par value $1 per share, and 1,000 shares of Preferred Stock, no par value; of the authorized shares, there are issued and outstanding 1 share of Common Stock and no shares of Preferred Stock; and

            WHEREAS, MAYFAIR INVESTMENTS, INC. is a corporation of the State of Delaware with its registered office therein located at 1209 Orange Street, City of Wilmington, County of New Castle; and

            WHEREAS, the total number of shares of stock which MAYFAIR INVESTMENTS, INC. has authority to issue is 1,000 shares of Common Stock, par value $1 per share, and 1,000 shares of Preferred Stock, no par value; of the authorized shares, there are issued and outstanding 1 share of Common Stock and no shares of Preferred Stock; and

            WHEREAS, the Delaware General Corporation Law permits a merger of one or more corporations of the State of Delaware with and into a Corporation of the same jurisdiction; and

            WHEREAS, GAF REAL ESTATE COMPANY, INC. and MAYFAIR INVESTMENTS, INC. and their respective Boards of Directors deem it advisable and to the advantage, welfare and best interests of said corporations and their stockholders to merge GAF REAL ESTATE COMPANY, INC. into MAYFAIR INVESTMENTS, INC. pursuant to the provisions of the Delaware General Corporation Law upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by GAF REAL ESTATE COMPANY, INC. and approved by a resolution adopted by unanimous written consent of its sole shareholder and being thereunto duly entered into by MAYFAIR INVESTMENTS, INC. and approved by a resolution adopted by unanimous written consent of its sole shareholder, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

            1. GAF REAL ESTATE COMPANY, INC. shall, pursuant to the provisions of the Delaware General Corporation Law be merged with and into MAYFAIR INVESTMENTS, INC., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "Surviving Corporation," and which shall continue to exist as said Surviving Corporation; however, Article First of the Certificate of Incorporation of said Surviving Corporation is hereby amended to read, in its entirety, as follows:

            "First: The name of the corporation is
              GAF REAL ESTATE COMPANY, INC."

pursuant to the provisions of the General Corporation Law of Delaware. The separate existence of GAF REAL ESTATE COMPANY, INC., which is sometimes hereinafter referred to as the "Terminating Corporation," shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

            2. Annexed hereto and made a part hereof is a copy of the Articles of Incorporation of the Surviving Corporation as the same are amended hereby and shall be in full force and effect at the effective time in the State of Delaware of the merger herein provided for; and said Articles of Incorporation shall continue to be the Articles of Incorporation of said Surviving Corporation until amended or changed pursuant to the provisions of the General Corporation Law of Delaware.

            3. The bylaws of the Surviving Corporation, as they exist at the effective time of the merger, will be the bylaws of said Surviving Corporation and will continue in full force and effect until amended or changed as therein provided and in the manner prescribed by the provisions of the General Corporation Law of Delaware.

            4. The directors and officers of the Surviving Corporation in office at the effective time of the merger shall continue to be the members of the Board of Directors and the officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.

            5. Each issued share of Common Stock, par value $1 per share, of the Terminating Corporation shall, from and after the effective time of the merger, be converted into one share of the Surviving Corporation's Common Stock, par value $1 per share. The holders of the issued shares of Common Stock of the Terminating Corporation shall surrender for conversion the certificates for such shares to the Surviving Corporation as soon as practicable. Upon such surrender, the Surviving Corporation shall cause to be issued and delivered to such holders certificates for such number of shares of Common Stock of the Surviving Corporation as equals the number of converted shares.

            6. The one issued share of Common Stock of the Surviving Corporation shall continue to be outstanding and shall not be converted or exchanged in any manner.

            7. All unissued shares of Common Stock and Preferred Stock of the Terminating Corporation, shall, from and after the effective time of the merger, be deemed cancelled.

            8. The Surviving Corporation shall be possessed of all assets and property of every description and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of the Terminating Corporation, and all obligations belonging to or due to the Terminating Corporation, all of which shall be vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest therein vested in the Terminating Corporation shall not revert or in any way be impaired by reason or such merger. All the rights of creditors of the Terminating Corporation are preserved unimpaired and all liens upon the property of the Terminating Corporation are preserved unimpaired on only the property affected by such liens immediately prior to the effective date of the merger.

            9. Upon approval by the shareholders of the Terminating Corporation by written consent in lieu of a meeting in accordance with the provisions of the Delaware General Corporation Law and by the shareholders of the Surviving Corporation by written consent in lieu of a meeting in accordance with the provisions of the General Corporation Law of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger herein provided for. The merger shall become effective upon the completion of filing and recording in Delaware.

            10. The respective Board of Directors and proper officers of the Terminating Corporation and of the Surviving Corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

            IN WITNESS WHEREOF, this Agreement of Merger is hereby executed upon behalf of each of the constituent corporation's parties thereto.

Dated: November 30, 1988

Attest:                                  GAF REAL ESTATE COMPANY, INC.

  /s/ Deborah D. Lawson                  By:  /s/ illegible
------------------------------               -------------------------------
      Assistant Secretary                    Senior Vice President


Attest:                                  MAYFAIR INVESTMENTS, INC.

  /s/ Deborah D. Lawson                  By:  /s/ illegible
------------------------------               -------------------------------
      Assistant Secretary                    Senior Vice President

                       CERTIFICATE OF ASSISTANT SECRETARY
                                       OF
                          GAF REAL ESTATE COMPANY, INC.

            The undersigned, being the Assistant Secretary of GAP REAL ESTATE COMPANY, INC., does hereby certify that GAF CHEMICALS CORPORATION, sole holder of all of the outstanding stock of said corporation, dispensed with a meeting and vote of stockholders and consented in writing, pursuant to the provisions of
Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the Agreement of Merger.


Dated: November 30, 1988


                                      /s/ Deborah D. Lawson
                                      ------------------------------------

                       CERTIFICATE OF ASSISTANT SECRETARY
                                       OF
                            MAYFAIR INVESTMENTS, INC.

                            -------------------------

            The undersigned, being the Assistant Secretary or MAYFAIR INVESTMENTS, INC., does hereby certify that GAF CHEMICALS CORPORATION, sole holder of all of the outstanding stock of said corporation, dispensed with a meeting and vote of stockholders and consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the Agreement of Merger.


Dated: November 30, 1988


                                       /s/ Deborah D. Lawson
                                      ------------------------------------

STATE OF NEW JERSEY

COUNTY OF PASSAIC


            On this 30th day of November, 1988, there came before me Irving Kagan and Deborah D. Lawson known to me to be the persons who signed the foregoing Agreement of Merger, and each of them acknowledged to me that he/she signed such Agreement of Merger as the act and deed of MAYFAIR INVESTMENTS, INC., duly authorized by its Board of Directors, and that the facts therein stated are true.



                                            /s/ Shirlee Kozell
                                          ------------------------------------
                                                      Notary Public

                                                     SHIRLEE KOZELL
                                               NOTARY PUBLIC OF NEW JERSEY
                                           My Commission Expires July 26, 1989

STATE OF NEW JERSEY

COUNTY OF PASSAIC

            On this 30th day of November, 1988, there came before me Irving Kagan and Deborah D. Lawson known to me to be the persons who signed the foregoing Agreement of Merger, and each of them acknowledged to me that he/she signed such Agreement of Merger as the act and deed of GAF REAL ESTATE COMPANY, INC., duly authorized by its Board of Directors, and that the facts therein stated are true.



                                            /s/ Shirlee Kozell
                                          ------------------------------------
                                                      Notary Public

                                                     SHIRLEE KOZELL
                                               NOTARY PUBLIC OF NEW JERSEY
                                           My Commission Expires July 26, 1989

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GAF REAL ESTATE COMPANY, INC.

                                    * * * * *

            1. The name of the corporation is

                  GAF REAL ESTATE COMPANY, INC.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the corporation shall have the authority to issue is:

                  a. One Thousand (1,000) shares of Common Stock, par value $1.00 per share. No holder of Common Stock shall have any preemptive right of subscription to any share of any class of stock or other securities of the corporation, whether now or hereafter authorized or issued. Holders of such shares shall be entitled to one vote per share on all matters; upon which stockholders are entitled to vote.

                  b. One Thousand (1,000) shares of Preferred Stock, no par value. No holder of Preferred Stock shall have any preemptive right of subscription to any share of any class of stock or securities of the corporation, whether now or hereafter authorized or issued. The Preferred Stock, no par value, may be issued in one or more series, from time to time, with such designations, preferences and relative participating, option or other special rights and qualifications, limitations or restrictions thereon as may be provided in a resolution or resolutions adopted by the Board of Directors of the corporation. The authority of the Board of Directors of the corporation includes, but is not limited to, the determination or fixing of the following with respect to the shares of each series of such Preferred Stock, no par value, viz., (i) the number of shares and designation; (ii) the dividend rate and whether the dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and provisions applying; (iv) whether there shall be a sinking fund and, if so, the terms and provisions applying; (v) whether the shares should be convertible and, if so, the terms and provisions applying; (vi) rights on liquidation; (vii) what, if any, restrictions on payment of dividends on other classes of stock shall apply;
                        (viii) what voting rights are to apply; and (ix) any other rights, preferences and limitations. The corporation may from time to time issue and dispose of any of the authorized and unissued shares of Preferred Stock, no par value, for such consideration as may be fixed from time to time by the Board of Directors without action by the stockholders.

            5. The name and mailing address of each incorporator is as follows:

                     NAME                      MAILING ADDRESS
                     ----                      ---------------
                  D.A. Hampton              Corporation Trust Center
                                            1209 Orange Street
                                            Wilmington, Delaware 19801

                  S.M. Fraticelli           Corporation Trust Center
                                            1209 Orange Street
                                            Wilmington, Delaware 19801

                  S.J. Eppard               Corporation Trust Center
                                            1209 Orange Street
                                            Wilmington, Delaware 19801

            6. The corporation is to have perpetual existence.

            7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

            8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

            9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                          CERTIFICATE OF INCORPORATION

                                       OF

                            MAYFAIR INVESTMENTS, INC.

                                    * * * * *


            1. The name of the corporation is

                  MAYFAIR INVESTMENTS, INC.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

            5. The name and mailing address of each incorporator is as follows:

                     NAME                       MAILING ADDRESS
                     ----                       ---------------
                  D.A. Hampton               Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

                  S.M. Fraticelli            Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

                  S.J. Eppard                Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, Delaware 19801

            6. The corporation is to have perpetual existence.

            7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

            8. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

            9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of June, 1985.


                                            /s/ D.A. Hampton
                                          ------------------------------
                                                   D.A. Hampton



                                            /s/ S.M. Fraticelli
                                          ------------------------------
                                                  S.M. Fraticelli



                                            /s/ S.J. Eppard
                                          ------------------------------
                                                    S.J. Eppard








                                       3